UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2019

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	GNL	New York Stock Exchange
7.25% Series A Cumulative Redeemable Preferred Stock, $0.01 par value	GNL PR A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

New Loan Agreement

On September 12, 2019, Global Net Lease, Inc. (the “Company”), through 12 wholly owned subsidiaries (the “Borrowers”) of its operating partnership, Global Net Lease Operating Partnership, L.P. (the “OP”), entered into a loan agreement (the “Loan Agreement”) with KeyBank National Association (“KeyBank”) pursuant to which it borrowed $204.0 million. The loan is evidenced by eight separate notes (collectively, the “Notes”) and secured by, among other things, a first mortgage on 12 single tenant net leased office and industrial properties located in ten states and totaling approximately 2.2 million square feet. The Loan Agreement permits KeyBank to securitize the loan or any portion thereof.

The loan bears interest at a fixed rate of 3.65% and matures on October 1, 2029. The loan is interest-only, with the principal balance due on the maturity date.

Approximately $86.5 million of the net proceeds from the loan was used to repay outstanding mortgage indebtedness related to the mortgaged properties. Of the remaining net proceeds, approximately $0.3 million was used to fund deposits required to be made at closing into reserve accounts required under the Loan Agreement and approximately $126.5 million was available for working capital and general corporate purposes.

From and after November 2, 2021, the loan may be prepaid at any time, in whole but not in part, subject to certain conditions and limitations, including payment of a prepayment premium for any prepayments made prior to July 1, 2029. Partial prepayments are also permitted, subject to certain conditions and limitations (including payment of any applicable prepayment premium), to increase the debt service coverage ratio required under the Loan Agreement to cure a cash sweep event.

In addition, from and after November 1, 2021, any mortgaged property may, subject to certain conditions and limitations (including payment of any applicable prepayment premium and maintenance of the required debt service coverage ratio and debt yield after giving effect to the release), be released from the applicable mortgage if an amount (which may vary depending on the circumstances) calculated based on the portion of the loan allocated to the released property is prepaid.

The OP has guaranteed, pursuant to a guaranty in favor of KeyBank (the “Guaranty”), certain enumerated recourse liabilities of the Borrowers under the Loan Agreement. The Guaranty also requires the OP to maintain a minimum net worth of $100.0 million and minimum liquid assets of $5.0 million. In addition, the OP and the Borrowers have indemnified KeyBank, pursuant to an environmental indemnity agreement (the “Environmental Indemnity”), against certain environmental liabilities.

KeyBank or one of its affiliates is also administrative agent and a lender under the Company’s credit facility, a lender or a servicer under other loans to the Company, an agent under the Company’s “at the market” equity offering program for common stock and a counterparty with respect to certain of the Company’s derivative contracts.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Loan Agreement, the form of the Notes, the Guaranty and the Environmental Indemnity, copies of which are filed herewith as Exhibits 10.1-10.4 and incorporated herein by reference.

New Property Management and Leasing Agreement

On September 12, 2019, in connection with the Loan Agreement, 11 of the Borrowers entered into a new property management and leasing agreement (the “PMSA”) with Global Net Lease Properties, LLC (the “Property Manager”) with respect to 11 of the 12 mortgaged properties, all of which are single tenant net leased office and industrial properties.

The terms of the PMSA are identical to the terms of the property management and leasing agreement the Company entered into with the Property Manager in connection with a similar loan in October 2017. The terms of the PMSA are also nearly identical (except that the Property Manager is not entitled to any rent-up or oversight fees) to the terms applicable to properties like the mortgaged properties under the property management and leasing agreement the Company entered into with the Property Manager in April 2012, which applies to all of the Company’s properties that are not subject to a separate property management agreement with the Property Manager (including the one mortgaged property that is not subject to the PMSA).

The relationships between the Company, on the one hand, and the Property Manager and its affiliates (including without limitation the Company’s external advisor, Global Net Lease Advisors, LLC), and related transactions are described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019 and other filings with the SEC made by the Company.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the PMSA, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under the subheading New Loan Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Loan Agreement, dated as of September 12, 2019, by and among the borrowers party thereto, and KeyBank National Association, as lender.
10.2	Form of Promissory Note, dated as of September 12, 2019, by the borrowers party thereto in favor of KeyBank National Association, as lender.
10.3	Guaranty Agreement, dated as of September 12, 2019, by Global Net Lease Operating Partnership, L.P. in favor of KeyBank National Association, as lender.
10.4	Environmental Indemnity Agreement, dated as of September 12, 2019, by the borrowers party thereto and Global Net Lease Operating Partnership, L.P. in favor of KeyBank National Association, as indemnitee.
10.5	Property Management and Leasing Agreement, dated as of September 12, 2019 among the entities listed on Exhibit A attached thereto and Global Net Lease Properties, LLC.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Net Lease, Inc.

Date: September 18, 2019	By:	/s/ James L. Nelson
		Name:	James L. Nelson
		Title:	Chief Executive Officer and President